CONFIDENTIAL

EXHIBIT 99.1

ARTICLES OF AMENDMENT

TO THE

RESTATED CHARTER

OF

FORWARD AIR CORPORATION

In accordance with the provisions of Sections 48-16-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Restated Charter (the “Charter”):

1.	The name of the corporation is Forward Air Corporation, a Tennessee corporation (the “Corporation”).

2.

Article 7 of the Charter is amended by adding the following new subsections (d) and (e) to Article 7 stating the number, designation, relative rights, preferences and limitations of two new series of preferred stock as fixed by the Board of Directors of the Corporation, which sections shall read in their entirety as follows:

“(d) Series B Preferred Stock and Series B Preferred Units

1. Designation and Number of Shares and Units. There is hereby created out of the authorized and unissued shares of Preferred Stock a series of preferred stock designated as the “Series B Preferred Stock” (hereinafter called “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall initially be [•], and such shares shall have a par value of $10.00 per share. Each share of Series B Preferred Stock shall be issued in fractional units of one one-thousandth (1/1000) of one share of Series B Preferred Stock (hereafter called “Series B Preferred Units”), and the par value of each Series B Preferred Unit shall be $0.01.

2. Series B Standard Provisions. The Series B Standard Provisions contained in Annex A (the “Series B Standard Provisions”) attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Charter to the same extent as if such provisions had been set forth in full herein.

(e) Series C Preferred Stock and Series C Preferred Units

1. Designation and Number of Shares and Units. There is hereby created out of the authorized and unissued shares of Preferred Stock a series designated as the “Series C Preferred Stock” (hereinafter called “Series C Preferred Stock”). The authorized number of shares of Series C Preferred Stock shall initially be [•], and such shares shall have a par value of $10.00 per share. Each share of Series C Preferred Stock shall be issued in fractional units of one one-thousandth (1/1000) of one share of Series C Preferred Stock (hereafter called “Series C Preferred Units”), and the par value of each Series C Preferred Unit shall be $0.01.

2.

Series C Standard Provisions. The Series C Standard Provisions contained in Annex B (the “Series C Standard Provisions”) attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Charter to the same extent as if such provisions had been set forth in full herein.”

3.	Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

4.	These Articles of Amendment were duly adopted by the Board of Directors of the Corporation (at a meeting duly convened and held on [•]) without shareholder approval as such approval was not required.

5.	These Articles of Amendment to the Charter of the Corporation will be effective upon the filing thereof with the Secretary of State of the State of Tennessee.

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Date: [•]

FORWARD AIR CORPORATION

Name:
Title:

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Annex A

Forward Air Corporation

Series B Standard Provisions for Series B Preferred Stock

Section 1. Ranking; Term; Nature.

(a) Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, and each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit. The Series B Preferred Stock (and Series B Preferred Units) shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation, (i) senior to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Corporation (including any series of Preferred Stock currently established or established hereafter, but excluding the Series C Preferred Stock) the terms of which do not expressly provide that such class or series ranks senior to, or pari passu with, the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Junior Stock”); (ii) pari passu with each other class or series of stock of the Corporation (including any series of Preferred Stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation; and (iii) junior to the Series C Preferred Stock and each other class or series of stock of the Corporation (including any series of Preferred Stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation. The Corporation’s ability to issue Capital Stock that ranks pari passu with or senior to the Series B Preferred Stock shall be subject to the provisions of Section 2.

(b) The Series B Preferred Units shall be perpetual.

(c) Since one Series B Preferred Unit and one Class B Unit together represent an economic and voting unit, Series B Preferred Units shall only be issued to, and registered in the name of, a holder of Class B Units and a Series B Preferred Unit only may be transferred together with a corresponding Class B Unit in accordance with the terms of the Opco LLCA.

Section 2. Voting Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding Series B Preferred Units, the Holders and the holders of outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which shareholders are entitled to vote under applicable law, this Charter or the Bylaws, or upon which a vote of shareholders generally entitled to vote is otherwise duly called for by the Corporation. At each annual or special meeting of shareholders, each Holder on the relevant record date shall be entitled to cast one vote in person or by proxy for each Series B Preferred Unit standing in such Holder’s name on the stock transfer records of the Corporation. The Holders shall not have cumulative voting rights. Except as may otherwise be required by law or as specifically set forth in this Section 2, Section 3 or Section 5, the Series B Preferred Units shall not have any other special voting powers and the voting powers of the Holders and holders of shares of Common Stock shall be in all respects identical.

Section 3. Amendments Affecting Stock. So long as any Series B Preferred Units are outstanding, in addition to any other vote of shareholders of the Corporation required under applicable law or the Charter, the affirmative vote or consent of the holders of at least a majority of the outstanding number of Series B Preferred Units, voting separately as a single class, will be required for any amendment, alteration or repeal of (a) the Charter (including as a result of a merger, reorganization, consolidation, or other similar or extraordinary transaction) if the amendment, alteration or repeal would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely or (b) the Bylaws (including as a result of a merger, reorganization, consolidation, or other similar or extraordinary transaction) if the amendment, alteration or repeal would alter or change the powers preferences or rights of the Holders so as to adversely affect them differently in any material respect than the holders of Common Stock are so affected.

Section 4. No Dividends. The Holders shall not be entitled to receive any dividends (including cash, stock or property) in respect of their Series B Preferred Units; provided, that in the event of a dividend to holders of Common Stock in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Series B Preferred Units shall simultaneously receive a dividend of Series B Preferred Units or rights to acquire Series B Preferred Units, in each case in the same proportion and manner, pursuant to the terms of the Opco LLCA or otherwise.

Section 5. Stock Splits. Without the prior vote of the holders of a majority of the Series B Preferred Units then outstanding and the holders of a majority of the shares of Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision, split or combination (whether by merger, reorganization, consolidation, or other similar or extraordinary transaction) shall be effected on the Series B Preferred Units or the Common Stock unless the same reclassification, subdivision, split or combination, in the same proportion and manner, is made on the other.

Section 6. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each Holder shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders of the Corporation, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the aggregate Liquidation Preference attributable to Series B Preferred Units held by such Holder. After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

Section 7. Merger or Consolidation. Subject to Section 5, in the event of a merger, reorganization, consolidation, or other similar or extraordinary transaction of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the Holders shall not be entitled to receive any economic consideration in respect of a Series B Preferred Unit; provided, however; that the Corporation shall comply with the terms of the Opco LLCA, including with respect to any redemption or exchange of the Class B Units in connection with such merger, reorganization, consolidation, or other similar or extraordinary transaction.

Section 8. No Preemptive Rights. No Holder shall be entitled to preemptive rights.

Section 9. Exchange and Cancellation of Series B Preferred Units. To the extent that either (a) any Person exercises its rights pursuant to the terms of the Opco LLCA to have its Class B Units (as defined in the Opco LLCA and hereinafter, the “Class B Units”) (together with a corresponding Series B Preferred Unit) redeemed, purchased or exchanged by Holdco for Common Stock pursuant to the terms of the Opco LLCA or (b) the Corporation otherwise requires any holder of Class B Units to redeem or exchange its Class B Units pursuant to the terms of the Opco LLCA, then simultaneous with the payment of, at the Holdco’s election, cash or shares of Common Stock to such Person for such redemption or exchange pursuant to the terms of the Opco LLCA, the Series B Preferred Units so redeemed or exchanged in connection therewith (or otherwise corresponding thereto) shall be automatically (and without any further action on the part of the Corporation or the Holder thereof) cancelled for no consideration.

Section 10. Transfer of Series B Preferred Units.

(a) The transfer of a Class B Unit pursuant to the terms of the Opco LLCA shall result in the automatic transfer of an equal number of Series B Preferred Units to the same transferee. No Holder shall transfer a Series B Preferred Unit other than with an equal number of Class B Units (in each case, as such number may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Series B Preferred Units or Class B Units) pursuant to the terms of the Opco LLCA. The transfer restrictions described in this Section 10(a) are referred to as the “Restrictions”.

(b) Any purported transfer of Series B Preferred Units in violation of the Restrictions shall, to the fullest extent permitted by applicable law, be null and void. If, notwithstanding the Restrictions, a Person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported transferee of Series B Preferred Units (the “Purported Owner”) in violation of the Restrictions, then the Purported Owner shall, to the fullest extent permitted by applicable law, not obtain any rights in and to such Series B Preferred Units (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall, to the fullest extent permitted by applicable law, not be recognized by the Corporation or the Transfer Agent.

(c) Upon a determination by the Board of Directors that a Person has attempted or is attempting to transfer or to acquire Series B Preferred Units, or has purportedly transferred or acquired Series B Preferred Units, in violation of the Restrictions, the Board of Directors may take such lawful action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Corporation, including, to the fullest extent permitted by applicable law, to cause the Corporation’s Transfer Agent to refuse to record the Purported Owner’s transferor as the record owner of the Series B Preferred Units, and to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.

(d) Notwithstanding the Restrictions, (i) in the event that any outstanding Series B Preferred Units shall cease to be held by a registered holder of Class B Units, such Series B Preferred Units shall be automatically (and without action on the part of the Corporation or the Holder thereof) cancelled for no consideration and (ii) in the event that any Holder no longer holds an equal number of Series B Preferred Units and of Class B Units (as such numbers may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to Series B Preferred Units or Class B Units), the Series B Preferred Units registered in the name of such Holder that exceed the number of Class B Units held by such Holder shall be automatically (and without further action on the part of the Corporation or such Holder) cancelled for no consideration.

(e) The Board of Directors may, to the fullest extent permitted by applicable law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 10 and the Opco LLCA, for determining whether any transfer or acquisition of Series B Preferred Units would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 10. Any such procedures and regulations shall be kept on file with the Secretary and with the Transfer Agent and shall be made available for inspection by any prospective transferee of Series B Preferred Units and, promptly after being implemented, shall be mailed or otherwise delivered, as determined by the Corporation, to a Holder.

(f) The Board of Directors shall, to the fullest extent permitted by applicable law, have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any Series B Preferred Units in violation thereof.

Section 11. Series B Preferred Units Legend. All book-entries representing Series B Preferred Units shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Section 12. Status of Converted, Redeemed, Repurchased or Cancelled Units. Series B Preferred Units that have been cancelled have the status of authorized but unissued shares or units of Preferred Stock undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock; provided that any issuance of such Series B Preferred Units must be in compliance with the terms hereof.

Section 13. Notices. All notices or communications in respect of Series B Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Charter or Bylaws or by applicable law.

Section 14. Definitions. As used in this Annex A, the following terms have the meanings specified below:

(a) “Articles of Amendment” has the meaning set forth in the first paragraph of the Articles of Amendment.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Bylaws” means the Bylaws of the Corporation (as amended and restated from time to time).

(d) “Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(e) “Charter” means the Restated Charter of the Corporation (as modified by these Articles of Amendment and as further amended and restated from time to time).

(f) “Corporation” has the meaning set forth in the first paragraph of the Articles of Amendment.

(g) “Common Stock” has the meaning set forth in Section 1.

(h) “Holder” means the Person in whose name a Series B Preferred Unit is registered in its capacity as a holder of Series B Preferred Units.

(i) “Holdco” means Central States Logistics, Inc. an Illinois corporation and wholly owned subsidiary of the Corporation.

(j) “Issue Date” means [•]1.

(k) “Junior Stock” has the meaning set forth in Section 1

(l) “Liquidation Preference” means an amount equal to $0.01 per Series B Preferred Unit.

(m) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 10, 2023, among the Corporation, Holdco, Opco, Omni Newco, LLC and the other parties thereto.

(n) “Opco” means Clue Opco LLC, a Delaware limited liability company.

[1]	Note to Form: To be dated as of the closing date of the transactions.

(o) “Opco LLCA” means the amended and restated limited liability company agreement of Opco in effect from time to time[; provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Opco contemplated by Section 7.22(a)(i) of the Merger Agreement is not in effect, “Opco LLCA” shall refer to the terms and conditions set forth on Exhibit C to the Merger Agreement.]

(p) “Opco Series C-2 Preferred Units” means the units of Opco designated as “Series C-2 Preferred Units” pursuant to the terms of the Opco LLCA.

(q) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(r) “Purported Owner” has the meaning set forth in Section 10(b).

(s) “Restricted Shares” has the meaning set forth in Section 10(b).

(t) “Restrictions” has the meaning set forth in Section 10(a).

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Series C Preferred Stock” has the meaning set forth in the Charter.

(w) “Series C Preferred Units” has the meaning set forth in the Charter.

(x) “Shareholders Agreement” means, collectively (i) that certain Shareholders Agreement, dated as of the Issue Date, by and among the Corporation, the E Investor referred to in the Merger Agreement and the other parties thereto, as amended from time to time, (ii) that certain Shareholders Agreement, dated as of the Issue Date, by and among the Corporation, the R Investors referred to in the Merger Agreement and the other parties thereto, as amended from time to time or (iii) the Investor Rights Agreement, dated as of the Issue Date, by and among the Corporation and other parties thereto, in each case, as applicable to a particular Holder.

(y) “Shareholder Approval” means the approval of the Corporation’s shareholders for (i) the conversion of the Series C Preferred Units into Common Stock as described in this Charter, (ii) the issuance of Common Stock issuable upon an exchange of Opco Class B Units (and corresponding Series B Preferred Units) resulting from the conversion of Opco Series C-2 Preferred Units, in each case, pursuant to the terms of this Charter and the Opco LLCA and (iii) the issuance of additional Series B Preferred Units contemplated by the Opco LLCA, in each case pursuant to and in accordance with the listing rules of NASDAQ, including for all applicable purposes of NASDAQ Listing Rule 5635.

(z) “Transfer Agent” means Computershare Trust Corporation, N.A. unless and until a successor is selected by the Corporation, and then such successor.

Section 15. Miscellaneous.

(a) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, (i) out of its authorized but unissued shares of Common Stock (in addition to any amounts reserved for any other purpose, including the conversion of the Series C Preferred Units but without duplication), for the purpose of effecting the exchange or redemption of Series B Preferred Units in accordance with Section 9 not theretofore converted, the aggregate number of shares of Common Stock deliverable upon the exchange or redemption of (x) all outstanding Class B Units (and corresponding Series B Preferred Units) pursuant to the terms of the Opco LLCA and (y) all Class B Units (and corresponding Series B Preferred Units) issuable upon conversion of the Opco Series C-2 Preferred Units pursuant to the terms of the Opco LLCA upon receipt of the Shareholder Approval, and (ii) out of its authorized but unissued Series B Preferred Units, for the purpose of effecting the issuance of Series B Preferred Units pursuant to the terms of the Opco LLCA, the aggregate number of Series B Preferred Units to be issued pursuant to the terms of the Opco LLCA upon receipt of the Shareholder Approval.

(b) The Corporation covenants that any shares of Common Stock issued upon exchange or redemption of the Series B Preferred Units (and the corresponding Class B Units) pursuant to the terms of the Opco LLCA will be duly and validly issued, fully paid, and nonassessable, and free of any Encumbrances (as defined in the Merger Agreement) other than restrictions under the Transaction Agreements (as defined in the Merger Agreement), any Organizational Documents (as defined in the Merger Agreement) and under applicable law, including blue sky laws and the Securities Act.

(c) The Corporation shall cause Opco to pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon redemption or exchange by Opco of the Series B Preferred Units and any issuance of Series B Preferred Units pursuant to the Transaction Agreements (as defined in the Merger Agreement); provided, however, that the Opco shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock, Series B Preferred Units or other securities or property in a name other than that of the Holder of the Series B Preferred Units to be redeemed or exchanged (as applicable), and the Holder shall be responsible for any such tax.

(d) Notwithstanding anything to the contrary contained in these Articles of Amendment, no Series B Preferred Units shall be issued in physical, certificated form. All Series B Preferred Units shall be evidenced by book-entry on the record books maintained by the Corporation or its Transfer Agent.

(e) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(f) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Units and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Units and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Units and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Units and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Units and qualifications, limitations and restrictions thereof unless so expressed herein.

(g) To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holders as the true and lawful owner of the Series B Preferred Units for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

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Annex B

Forward Air Corporation

Series C Standard Provisions for Series C Preferred Stock

Section 1. Ranking; Term.

(a) Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock, and each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit. The Series C Preferred Stock (and Series C Preferred Units) shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation, (i) senior to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Corporation (including any series of Preferred Stock currently established or established hereafter) the terms of which do not expressly provide that such class or series ranks senior to, or pari passu with, the Series C Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Junior Stock”); (ii) pari passu with each other class or series of stock of the Corporation (including any series of Preferred Stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Series C Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Parity Stock”); and (iii) junior to each other class or series of stock of the Corporation (including any series of Preferred Stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Senior Stock”). The Corporation’s ability to issue Capital Stock that ranks pari passu with or senior to the Series C Preferred Stock shall be subject to the provisions of Section 4.

(b) The Series C Preferred Units shall be perpetual.

Section 2. Dividends.

(a) Generally. Holders of Series C Preferred Units shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends on the shares of Common Stock as if immediately prior to each record date for the Common Stock, Series C Preferred Units then outstanding were converted into shares of Common Stock in accordance with these Series C Standard Provisions (“Common Dividends”). Dividends payable pursuant to this Section 2(a) shall be payable on the same date and in the same form that such dividends are payable to holders of shares of Common Stock (each, a “Common Payment Date”), and no dividends shall be payable to holders of shares of Common Stock unless dividends contemplated by this Section 2(a) are also paid at the same time in respect of Series C Preferred Units. Each dividend shall be payable to the holders of record of Series C Preferred Units as they appear on the stock records of the Corporation at the close of business on the same day as the record date for the payment of dividends to the holders of shares of Common Stock (each, a “Common Record Date”).

(b) Annual Dividend.

(i) Amount of Annual Dividend. In addition to Common Dividends (if any), Holders shall be entitled, in preference and priority to the holders of all Junior Stock, to cumulative dividends on each Series C Preferred Unit, which dividend shall accrue annually on each anniversary of the Issue Date (the “Annual Accrual Date”) at the rate per annum of [•]2% on the Liquidation Preference of such Series C Preferred Unit at such time (the “Annual Coupon Dividend”), whether or not declared by the Board of Directors, and shall be paid in accordance with Section 2(b)(ii). There shall be no partial accrual of the Annual Coupon Dividend on any day between each Annual Accrual Date. The Annual Coupon Dividend shall be payable to Holders of record on the close of business on the Business Day immediately preceding the Annual Accrual Date.

(ii) Payment of Annual Dividends. The Corporation may make each Annual Coupon Dividend on each Series C Preferred Unit at the Corporation’s option either (A) in cash, if so elected by declaration by the Corporation prior to such Annual Accrual Date, or (B) otherwise, by an increase on such Annual Accrual Date of the Liquidation Preference of such Series C Preferred Unit by an amount equal to such Annual Coupon Dividend. If the Corporation does not elect to pay the full amount of the Annual Coupon Dividend in cash by declaration thereof on or prior to the Annual Accrual Date, such dividend shall automatically be paid by increasing the Liquidation Preference of the Series C Preferred Units on the Annual Accrual Date as described in clause (B) of the immediately preceding sentence. If the Corporation so elects to pay the Annual Coupon Dividend in cash (the “Annual Cash Dividends”), it must do so in full and with respect to all then outstanding Series C Preferred Units by declaration thereof on or prior to the Annual Accrual Date, in which case such cash dividends will be payable by the Corporation on the fifth calendar day (or the following Business Day if the fifth is not a Business Day) following the Annual Accrual Date (each such date being referred to herein as a “Dividend Payment Date”).

(c) Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends shall have been, or contemporaneously are, declared and paid (in cash or in kind), or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series

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Note to Form: To equal a spread of 3.50% above the yield payable by or on behalf of the Corporation on the most junior tranche of debt issued by or for the benefit of the Corporation in connection with the transaction, rounded to the nearest 0.25%.

C Preferred Units and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series C Preferred Units and any Parity Stock, dividends may be declared and paid on the Series C Preferred Units and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share or unit, as applicable, on, and the amounts of such dividends declared in cash or in kind, as applicable, per share or unit, as applicable, on, the Series C Preferred Units and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on or unit, as applicable, the Series C Preferred Units and such other Parity Stock bear to each other.

Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each Holder shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders of the Corporation, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the sum of (a) the greater of (i) the aggregate Liquidation Preference attributable to Series C Preferred Units held by such Holder, and (ii) the product of (x) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Series C Preferred Units are then convertible (assuming the conversion of each Series C Preferred Unit), multiplied by (y) the number of shares of Common Stock or such other securities into which the Series C Preferred Units held by such Holder are then convertible, plus (b) an amount of all declared and unpaid Common Dividends and Annual Cash Dividends with respect thereto. A Reorganization shall not constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for the purposes of the immediately preceding sentence.

In the event the assets of the Corporation available for distribution to Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares or units of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the Series C Preferred Units, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares or unit of each series and any declared and unpaid dividends to which each series is entitled.

After the payment to the Holders of the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

Section 4. Voting Rights.

(a) The Holders of Series C Preferred Units will not have any voting rights, including the right to elect any directors, except (i) voting rights required by law, and (ii) voting rights described in this Section 4.

(b) So long as any Series C Preferred Units are outstanding, in addition to any other vote of shareholders of the Corporation required under applicable law or the Charter, the affirmative vote or consent of the holders of at least a majority of the outstanding number of Series C Preferred Units, voting separately as a single class, will be required (i) for any amendment, alteration or repeal of (A) the Charter (including as a result of a merger, reorganization, consolidation, or other similar or extraordinary transaction) if the amendment, alteration or repeal would alter or change the powers, preferences, privileges or rights of the Holders so as to affect them adversely or (B) the Bylaws (including as a result of a merger, reorganization, consolidation, or other similar or extraordinary transaction) if the amendment, alteration or repeal would alter or change the powers, preferences or rights of the Holders so as to adversely affect them differently in any material respect than the holders of Common Stock so affected, (ii) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase any Parity Stock (including any Series C Preferred Units issued after the Issue Date) or Senior Stock; provided that no such consent shall be required for any issuance of Series C Preferred Units issued upon exchange of Opco Series C-2 Preferred Units or (iii) to reclassify any authorized stock of the Corporation into any Parity Stock (including any Series C Preferred Units) or Senior Stock, or any obligation or security convertible into or evidencing a right to purchase any Senior Stock or Parity Stock.

(c) It is agreed that no such vote shall be required for the Corporation to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any Junior Stock.

Section 5. Conversion.

(a) Mandatory Conversion. Effective as of the close of business on the Shareholder Approval Date, with respect to the Series C Preferred Units of a Holder, such Holder’s Series C Preferred Units shall automatically, without any action of such Holder, convert into a number of shares of Common Stock equal to the quotient of (i) the aggregate Liquidation Preference of such Series C Preferred Units and (ii) the Conversion Price then in effect (such number of shares, the “Conversion Shares”).

(b) No Holder may convert Series C Preferred Units other than pursuant to Section 5(a).

(c) Conversion Procedures.

(i) In the event of conversion pursuant to Section 5(a), the Corporation shall deliver as promptly as practicable written notice (the “Notice of Conversion”) to each Holder specifying: (A) the Shareholder Approval Date; (B) the number of shares of Common Stock to be issued in respect of each Series C Preferred Unit that is converted; (C) the place or places where evidence of book-entry notation for such Series C Preferred Units are to be surrendered for issuance of certificates or evidence of book-entry notation representing shares of Common Stock; and (D) that dividends on the Series C Preferred Units to be converted will not accrue on the next Annual Accrual Date or on any subsequent Annual Accrual Date. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Series C Preferred Units converted into Common Stock shall be canceled and shall not be reissued as Series C Preferred Units. Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which such Series C Preferred Units are registered, each Series C Preferred Unit surrendered for mandatory conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder thereof or such Holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 14(f).

(ii) The conversion shall be deemed to have been effected at the close of business on the Shareholder Approval Date. At such time: (A) the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such mandatory conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and (B) such Series C Preferred Units so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such Series C Preferred Units shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 5 and the right to receive any dividends declared but not yet paid pursuant to Section 2 (i.e., any declared and unpaid Common Dividends or Annual Cash Dividends with respect thereto).

(iii) Holders of Series C Preferred Units at the close of business on (A) an Annual Accrual Date shall be entitled to receive any Annual Cash Dividend declared and payable on such Series C Preferred Units on the corresponding Dividend Payment Date and (B) a Common Record Date shall be entitled to receive any Common Dividends declared and payable on such Series C Preferred Units on the corresponding Common Payment Date notwithstanding the mandatory conversion thereof following such Annual Accrual Date and prior to such Dividend Payment Date or following such Common Record Date and prior to such Common Payment Date.

(iv) In connection with the mandatory conversion of Series C Preferred Units, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay an amount of cash in respect of such fractional interest equal to such fractional interest multiplied by the Market Value per share of Common Stock on the Shareholder Approval Date.

Section 6. Settlement upon Conversion. The Corporation shall satisfy its obligation to deliver Conversion Shares (or such other class or series of securities into which the Series C Preferred Units are then convertible), upon conversion of Series C Preferred Units by delivering to each Holder surrendering Series C Preferred Units for conversion a number of shares of Common Stock (or such other class or series of securities into which the Series C Preferred Units are then convertible) equal to the Conversion Shares to which such Holder is entitled pursuant to Section 5 (provided that the Corporation shall deliver cash in lieu of fractional shares, as soon as practicable after the third Trading Day (but in no event later than the fifth Business Day) following the Shareholder Approval Date pursuant to Section 5(c)(iv)).

Section 7. Anti-dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of shareholders of the Corporation entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made in the event and to the extent that the Holders are entitled to receive such dividend or other distribution pursuant to Section 2 and are permitted to receive such dividend or other distribution under applicable law and listing standards (in which case such dividend or other distribution shall be paid in lieu of a separate adjustment with respect thereto).

(ii) Stock Purchase Rights. In case the Corporation shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than 95% of the Market Value on the date fixed for the determination of shareholders of the Corporation entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Corporation upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, exercise, conversion or exchange, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustment to the Conversion Price shall be made in the event and to the extent that the Holders are entitled to receive such options, warrants or other rights pursuant to Section 2 and are permitted to receive such options, warrants or other rights under applicable law and listing standards (in which case such options, warrants or other rights shall be so issued in lieu of a separate adjustment with respect thereto); provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs; provided, further, however, that in the event the conversion of Series C Preferred Units into Common Stock occurs prior to the Triggering Event and the Triggering Event subsequently occurs, adequate provisions will be made by the Corporation such that the Holders of such converted Series C Preferred Units shall receive the benefits they would have received had the Triggering Event occurred prior to such conversion and the Conversion Price adjustment had occurred with respect thereto pursuant to this Section 7(a)(ii).

(iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to any such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price immediately prior to any such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions. (A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its or its Subsidiaries’ indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in paragraph (B) of this Section 7(a)(iv), or any dividend or distribution referred to in paragraph (i) of this Section 7(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders of the Corporation entitled to receive such distribution by a fraction, the numerator of which shall be such Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders of the Corporation entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 7(a) shall not be applicable. No adjustment to the Conversion Price shall be made in the event and to the extent that the Holders are entitled to receive such dividend or distribution pursuant to Section 2 and are permitted to receive such dividend or distribution under applicable law and listing standards (in which case such dividend or distribution shall be paid in lieu of a separate adjustment with respect thereto).

(b) In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of shareholders of the Corporation entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the shares (or fractions thereof) of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Value. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off. No adjustment to the Conversion Price shall be made in the event and to the extent that the Holders are entitled to receive such dividend or distribution pursuant to Section 2 and are permitted to receive such dividend or distribution under applicable law and listing standards (in which case such dividend or distribution shall be paid in lieu of a separate adjustment with respect thereto).

(i) Tender Offers. In the case that a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to shareholders of the Corporation (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (x) the Market Value on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (x) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders of the Corporation pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(c) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made upon the earlier of (i) the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Price and (ii) immediately prior to any conversion of such Series C Preferred Units. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock.

(d) Tax-Related Adjustments. The Corporation may make such reductions in the Conversion Price, in addition to those required by this Section 7, as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction in the Conversion Price.

(e) Shareholder Rights Plans. Upon conversion of the Series C Preferred Units, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock, the rights issued under any shareholder rights plan of the Corporation whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any shareholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(a)(ii) or 7(a)(iv); provided that the Corporation has provided for the Holders to receive such rights upon conversion.

(f) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 7, the Corporation shall (i) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), the Corporation or, at the request and expense of the Corporation, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(g) Reversal of Adjustment. If the Corporation takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to shareholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(h) Exceptions to Adjustment. The Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) upon the issuance of any shares of Common Stock or any other security of the Corporation in connection with acquisitions of assets or securities of another Person, including with respect to any merger or consolidation or similar transaction;

(v) for a change in the par value of the Common Stock;

(vi) for a sale of Common Stock, or securities convertible or exercisable for Common Stock, for cash, other than in a transaction described in Section 7(a)(i) through Section 7(a)(v);

(vii) for ordinary course of business stock repurchases that are not tender offers referred to in Section 7(a)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;

(viii) for a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 7(a)(v); or

(ix) for accrued and unpaid dividends on the Series C Preferred Units.

Section 8. Reorganization.

(a) The Corporation, without the consent of the Holders, may (i) consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation or (ii) engage in any statutory share exchange of the Corporation’s securities with another person (other than in connection with a merger or acquisition described in the immediately preceding clause (i)) or any recapitalization, reclassification or change in Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), in each case, as a result of which Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any of the foregoing, a “Reorganization”); provided, however, that (A) at the election of each Holder (as to itself) pursuant to procedures reasonably instituted by the Corporation either (I) the Series C Preferred Units will become the kind and amount of securities of such successor, transferee or lessee, cash and other property receivable by a holder of the number of shares of Common Stock into which such Series C Preferred Units were convertible immediately prior to such Reorganization (including, for the avoidance of doubt, an amount equal to the sum of all declared and unpaid dividends in respect of such shares or units) or (II) the Holders shall receive in cash upon the consummation of such Reorganization, for each Series C Preferred Unit, an amount equal to the greater of (x) the outstanding Liquidation Preference of such Series C Preferred Unit plus an amount equal to the sum of all declared and unpaid dividends in respect of such Series C Preferred Unit (with adjustments to Liquidation Preferences deemed to be payment of dividends) and (y) the value of such Series C Preferred Unit as if immediately prior to the Reorganization, Series C Preferred Units then outstanding were converted into shares of Common Stock pursuant to the conversion; and (B) the Corporation delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such Reorganization complies with the Series C Standard Provisions.

(b) Upon any Reorganization, the successor resulting from such Reorganization will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Series C Preferred Units, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series C Preferred Units.

(c) The provisions of this Section 8 shall apply to successive Reorganizations.

Section 9. Call Right.

(a) On or after the sixth anniversary of the Issue Date (but only during the 60-day period immediately following such anniversary of the Issue Date and during the 60-day period immediately following each successive anniversary of the Issue Date thereafter), the Corporation shall have the right, but not an obligation, upon five days prior written notice by the Corporation to all Holders (such period, the “Call Notice Period”, and such notice, the “Call Notice”) setting forth the estimated Call Price, to repurchase all (but not less than all) of the Series C Preferred Units held by the Holders at a price per Series C Preferred Unit in cash (the “Call Price”) equal to the sum of (i) the product of (A) the greater of (I) the outstanding Liquidation Preference of such Series C Preferred Unit and (II) the product of (x) the number of shares of Common Stock into which such Series C Preferred Unit would be converted pursuant to Section 5 in a mandatory conversion and (y) the Current Market Price and (B) 103%, plus (ii) the amount of all declared and unpaid dividends in respect of such unit (a “Preferred Stock Repurchase”).

(b) Consummation of the Preferred Stock Repurchase shall occur immediately upon expiration of the Call Notice Period and be effected through the Transfer Agent’s book entry system, upon which the aggregate Call Price for the Series C Preferred Units shall be immediately due and payable in cash to the record holders of the Series C Preferred Units.

Section 10. Notices. All notices or communications in respect of Series C Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Articles of Amendment or these Series C Standard Provisions, in the Charter, in the Bylaws or by applicable law.

Section 11. Transfer of Securities.

(a) The Series C Preferred Units and the shares of Common Stock issuable upon conversion of the Series C Preferred Units (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Series C Preferred Units and shares of Common Stock issuable upon conversion of the Series C Preferred Units will have the benefit of certain registration rights under the Securities Act pursuant to the Investor Rights Agreement, a copy of which may be obtained from the Corporation by writing to it at Forward Air Corporation, 1915 Snapps Ferry Road, Building N, Greeneville, Tennessee 37745.

(b) No Series C Preferred Units shall be issued in physical, certificated form. All Series C Preferred Units shall be evidenced by book-entry on the record books maintained by the Corporation or its Transfer Agent.

(c) Shares of Common Stock issued upon a conversion of the Series C Preferred Units bearing the Restricted Stock Legend, prior to the date that is six months following the Issue Date, shall be in global form and bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

(d) The Corporation will refuse to register any transfer of Securities that is not made in accordance with the provisions of the Restricted Stock Legend or the Restricted Common Stock Legend, as applicable; provided that, subject to applicable law, including the Securities Act, the provisions of this Section 11(d) shall not be applicable to any Security that does not bear any Restricted Stock Legend or any Restricted Common Stock Legend and the Corporation will take such action as any Holder may reasonably request for removal of the Restricted Stock Legend or Restricted Common Stock Legend from all Securities held thereby to the extent such Securities may then be sold without registration under the Securities Act.

Section 12. Certain Tax Matters. The Corporation and the Holders acknowledge and agree that it is intended that the Series C Preferred Units not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (and corresponding or similar provisions of state and local law), and that neither the Corporation nor the Holders shall treat the Series C Preferred Units as such. In accordance with the provisions of Section 3.01(h) of the Merger Agreement (applied mutatis mutandis hereto), the Corporation shall be entitled to deduct and withhold from any payment of cash, Series C Preferred Units, shares of Common Stock or other consideration deliverable to a Holder, any amounts required to be deducted or withheld under applicable U.S. federal, state, local or foreign tax laws with respect to such payment or issuance. In the event the Corporation paid withholding taxes in accordance with the immediately preceding sentence to a governmental authority in respect of any amount treated as a distribution on a Series C Preferred Unit, the Corporation shall be entitled to deduct any such taxes from any subsequent payment of cash, Series C Preferred Units, shares of Common Stock or other consideration otherwise deliverable to a Holder.

Section 13. Definitions. As used in this Annex B, the following terms have the meanings specified below:

(a) “Annual Accrual Date” has the meaning set forth in Section 2(b).

(b) “Articles of Amendment” means the Articles of Amendment adopted by the Board of Directors on [•].

(c) “Board of Directors” means the Board of Directors of the Corporation.

(d) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(e) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(f) “Call Notice” has the meaning set forth in Section 9(a).

(g) “Call Notice Period” has the meaning set forth in Section 9(a).

(h) “Call Price” has the meaning set forth in Section 9(a).

(i) “Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(j) “Charter” has the meaning set forth in the first paragraph of the Articles of Amendment.

(k) “Class B Units” means the units of Opco designated as “Class B Units” pursuant to the terms of the Opco LLCA.

(l) “Closing Sale Price” means, with respect to the Common Stock on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded as displayed under the heading Bloomberg [•] on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “FWRD US <equity> [•]” (or its equivalent successor if such page is not available) in respect of the relevant date. In the absence of such a quotation, the Closing Sale Price of the Common Stock will be an amount determined by an Independent Financial Advisor retained by the Board of Directors to be the fair market value of such Common Stock, and such determination shall be conclusive.

(m) “Common Dividends” has the meaning set forth in Section 2(a).

(n) “Common Payment Date” has the meaning set forth in Section 2(a).

(o) “Common Record Date” has the meaning set forth in Section 2(a).

(p) “Common Stock” has the meaning set forth in Section 1(a).

(q) “Conversion Price” shall initially equal $[•]3, and shall be subject to adjustment as set forth in Section 7.

(r) “Conversion Shares” has the meaning set forth in Section 5(a).

(s) “Corporation” has the meaning set forth in the first paragraph of the Articles of Amendment.

(t) “Current Market Price” means the arithmetic average of the VWAP per share of Common Stock for each of the twenty (20) consecutive Trading Days in the period ending on and including the Trading Day on which a Call Notice is delivered (or if such day is not a Trading Day, the first immediately preceding day that is a Trading Day).

(u) “Dividend Payment Date” has the meaning set forth in Section 2(b).

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Expiration Time” has the meaning set forth in Section 7(a)(v).

(x) “Holder” means the Person in whose name a Series C Preferred Unit is registered in its capacity as a holder of Series C Preferred Units.

(y) “including” means “including, without limitation”.

(z) “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an affiliate of the Corporation and has not provided material services to the Corporation in the last three years prior to the date of appointment.

(aa) “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(bb) “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the Issue Date, by and among the Corporation and the other parties thereto.

[3]	Note to Form: Conversion Price to equal $110, subject to Section 3.04 of Merger Agreement.

(cc) “Issue Date” means [•]4.

(dd) “Junior Stock” has the meaning set forth in Section 1(a).

(ee) “Liquidation Preference” means an amount equal to $110 per Series C Preferred Unit, as increased pursuant to Section 2(b).

(ff) “Market Value” means, with respect to any date of determination, the VWAP per share of the Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

(gg) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 10, 2023, among the Corporation, Holdco, Opco, Omni Newco, LLC and the other parties thereto.

(hh) “NASDAQ” means the NASDAQ Global Select Market or its successor.

(ii) “Notice of Conversion” has the meaning set forth in Section 5(c).

(jj) “Officer” means [the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.]5

(kk) “Officer’s Certificate” means a certificate signed by [two] Officers.

(ll) “Opco” means Clue Opco LLC, a Delaware limited liability company.

(mm) “Opco LLCA” means the amended and restated limited liability company agreement of Opco, in effect from time to time[; provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Opco contemplated by Section 7.22(a)(i) of the Merger Agreement is not in effect, “Opco LLCA” shall refer to the terms and conditions set forth on Exhibit C to the Merger Agreement].

(nn) “Opco Series C-2 Preferred Units” means the units of Opco designated as “Series C-2 Preferred Units” pursuant to the terms of the Opco LLCA.

[4]	Note to Form: To be dated as of the closing date of the transactions.
[5]	Note to Form: To remain bracketed in form.

(oo) “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Corporation or the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

(pp) “Parity Stock” has the meaning set forth in Section 2.

(qq) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(rr) “Preferred Stock Repurchase” has the meaning set forth in Section 9(a).

(ss) “Purchased Shares” has the meaning set forth in Section 7(a)(v).

(tt) “Restricted Common Stock Legend” has the meaning set forth in Section 11(c).

(uu) “Restricted Stock Legend” means a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(vv) “Reorganization” has the meaning set forth in Section 8(a).

(ww) “Securities” has the meaning set forth in Section 11(a).

(xx) “Securities Act” means the Securities Act of 1933, as amended.

(yy) “Senior Stock” has the meaning set forth in Section 1(a).

(zz) “Series B Preferred Stock” has the meaning set forth in the Charter.

(aaa) “Series B Preferred Units” has the meaning set forth in the Charter.

(bbb) “Shareholders Agreement” means, collectively (i) that certain Shareholders Agreement, dated as of the Issue Date, by and among the Corporation, the E Investor referred to in the Merger Agreement and the other parties thereto, as amended from time to time, (ii) that certain Shareholders Agreement, dated as of the Issue Date, by and among the Corporation, the R Investors referred to in the Merger Agreement and the other parties thereto, as amended from time to time or (iii) the Investor Rights Agreement, in each case, as applicable to a particular Holder.

(ccc) “Shareholder Approval” means the approval of the Corporation’s shareholders for (i) the conversion of the Series C Preferred Units into Common Stock as described in this Charter, (ii) the issuance of Common Stock issuable upon an exchange of Opco Class B Units (and corresponding Series B Preferred Units) resulting from the conversion of Opco Series C-2 Preferred Units, in each case, pursuant to the terms of this Charter and the Opco LLCA and (iii) the issuance of additional Series B Preferred Units contemplated by the Opco LLCA, in each case pursuant to and in accordance with the listing rules of NASDAQ, including for all applicable purposes of NASDAQ Listing Rule 5635.

(ddd) “Shareholder Approval Date” means the date on which the Shareholder Approval is obtained.

(eee) “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation.

(fff) “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(ggg) “Trading Day” means a day during which trading in securities generally occurs on the NASDAQ.

(hhh) “Transfer Agent” means Computershare Trust Corporation, N.A. unless and until a successor is selected by the Corporation, and then such successor.

(iii) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

(jjj) “VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Corporation) page “FWRD US <equity> VWAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Corporation).

Section 14. Miscellaneous.

(a) The Liquidation Preference set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Units. Such adjustments and any adjustment pursuant to Section 7 shall be conclusively determined by the Board of Directors in good faith.

(b) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c) If the Corporation shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Series C Preferred Units may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(d) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, (i) out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Series C Preferred Units (in addition to any amounts reserved for any other purpose, including the exchange of Class B Units and Series B Preferred Units pursuant to the terms of the Opco LLCA, but without duplication), the full number of shares of Common Stock deliverable upon the conversion of (A) all outstanding Series C Preferred Units not theretofore converted, (B) all Class B Units (and corresponding Series B Preferred Units) issuable upon conversion of the Opco Series C-2 Preferred Units pursuant to the terms of the Opco LLCA upon receipt of the Shareholder Approval not theretofore converted and (C) all Series C Preferred Units issuable pursuant to the terms of the Opco LLCA upon the exchange of Opco Series C-2 Preferred Units pursuant to the terms of the Opco LLCA not therefore converted, and (ii) out of its authorized but unissued Series C Preferred Units, for the purpose of effecting the exchange or redemption of Opco Series C-2 Preferred Units for Series C Preferred Units pursuant to the terms of the Opco LLCA, the full number of Series C Preferred Units deliverable upon the redemption or exchange of all such units.

(e) The Corporation covenants that (i) any shares of Common Stock issued upon conversion of the Series C Preferred Units and (ii) any Series C Preferred Units issued in connection with any exchange or redemption of Opco Series C-2 Preferred Units pursuant to the terms of the Opco LLCA shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws and the Shareholders Agreement.

(f) The Corporation shall cause Opco to pay all transfer, stamp and other similar taxes due with respect to the issuance or delivery of shares of Common Stock or other securities or property upon conversion of the Series C Preferred Units and any issuance of Series C Preferred Units in connection with any exchange or redemption of Opco Series C-2 Preferred Units pursuant to the terms of the Opco LLCA; provided, however, that Opco shall not be required to pay any tax that may be payable with respect to any transfer involved in the issuance or delivery of shares of Common Stock, Series C Preferred Units or other securities or property in a name other than that of the Holder of the Series C Preferred Units to be converted (or Opco Series C-2 Preferred Unit to be exchanged or redeemed, as applicable), and the Holder shall be responsible for any such tax.

(g) The Series C Preferred Units are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

(h) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Units and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Units and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Units and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Units and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Units and qualifications, limitations and restrictions thereof unless so expressed herein.

(i) Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to Series C Preferred Units, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the Holders of such units shall look only to the general funds of the Corporation for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Corporation from time to time.

(j) Except as may otherwise be required by law, the Series C Preferred Units shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in the Articles of Amendment or the Charter.

(k) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(l) Series C Preferred Units that (i) have not been issued on or before the Shareholder Approval Date or (ii) have been issued and reacquired by the Corporation in any manner, including Series C Preferred Units purchased or converted, shall (upon compliance with any applicable provisions of the laws of Tennessee) have the status of authorized but unissued shares or units of Preferred Stock undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock; provided that any issuance of such shares or units as Series C Preferred Units must be in compliance with the terms hereof.

(m) To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holders as the true and lawful owner of the Series C Preferred Units for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

(n) Any rights of, or amounts due with respect to, Series C Preferred Units based on the shares of Common Stock “issuable upon conversion” thereof (or similar expressions) or Series C Preferred Units that “would be converted” or “convertible” into shares of Common Stock, “assuming the conversion” of Series C Preferred Units or similar expressions shall be determined on an as converted basis without regard to any limitation or restriction on conversion of the Series C Preferred Units.

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